UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

UNIVERSAL BIOSENSORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52607	98-0424072
(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue, Rowville, 3178, Victoria Australia

(Address of Principal Executive Offices) (Zip Code)

Telephone: +61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2013 (“Closing Date”), Universal Biosensors, Inc. (“UBI”) and its wholly owned subsidiary, Universal Biosensors Pty Ltd (“Borrower”) (together UBI and Borrower, the “Transaction Parties”) entered into a credit agreement with Athyrium Opportunities Fund (A) LP (“Athyrium A”), as administrative agent (the “Administrative Agent”) and as a lender, and Athyrium Opportunities Fund (B) LP (“Athyrium B”) as a lender (Athyrium A and Athyrium B together with any other lenders party thereto from time to time, the “Lenders”) (the “Credit Agreement”).

On the Closing Date, UBI entered into the following additional agreements:

•	a Pledge and Security Agreement by and between UBI and the Administrative Agent (“Pledge and Security Agreement”);

•	a Specific Security Deed by and between UBI and the Administrative Agent (“Specific Security Deed”); and

•	separate Warrant Agreements by and between UBI and Athyrium A and UBI and Athyrium B (“Warrant Agreements”).

On the Closing Date, the Borrower also entered into a General Security Deed by and between the Borrower and the Administrative Agent (“General Security Deed”).

The Credit Agreement, Pledge and Security Agreement, Specific Security Deed, and General Security Deed are referred to herein as the “Loan Documents”.

On the Closing Date, the Borrower and UBI also entered into the Third Amendment (“Third Amendment to the MSSA”) to the Amended and Restated Master Services and Supply Agreement by and between the Borrower, UBI and Cilag GmbH International dated May 14, 2009 (“the MSSA”).

The following are brief summaries of the foregoing agreements.

Credit Agreement and Other Loan Documents

Pursuant to and subject to the terms of the Credit Agreement, the Lenders agree to provide term loans to Borrower in the principal amount of up to US$25,000,000. A first tranche loan of US$15,000,000 was drawn on the Closing Date and a further two tranches each of US$5,000,000 (the “Loans”) may be drawn within 30 days of any fiscal quarter ending on or before January 30, 2015 in which the Borrower satisfies certain conditions, including achieving specified quarterly service fee revenues from the sale of the OneTouch Verio blood glucose strips and coagulation manufacturing revenues. Unless the facility is otherwise terminated earlier pursuant to the terms of the Credit Agreement, the Borrower is required to repay the outstanding principal amount of the loans drawn down, together with all accrued and unpaid interest thereon and all other obligations on December 19, 2018 (the “Maturity Date”). The obligations of Borrower under the Credit Agreement are guaranteed by UBI.

The Loans bear interest at 10.5% per annum, payable in cash quarterly in arrears, and as otherwise described in the Credit Agreement. A default interest rate or 13% per annum shall apply during the existence of a default under the Credit Agreement. The Loans will be interest-only until the Maturity Date, and must be repaid in full on the Maturity Date along with all accrued but unpaid interest.

The Borrower has also paid a non-refundable fee of $625,000 to the Lenders on the Closing Date (being 2.5% of the aggregate credit facility) and a commitment fee based on any available unused borrowing commitment under the Credit Agreement until January 30, 2015. The Lenders will also be entitled to receive 30% of the net proceeds of milestone payments paid under the Collaboration Agreement by and among Borrower, UBI and Siemens Healthcare Diagnostics, Inc., up to a maximum of $600,000 in the aggregate. The Borrower has also agreed to pay certain taxes arising in connection with the Credit Agreement and other Loan Documents, including withholding taxes. The Borrower has also agreed to pay certain reasonable out-of-pocket expenses incurred by Athyrium in connection with the Loan Documents, or as may be incurred in connection with the enforcement or protection of its rights.

Voluntary prepayments of the Loans are not permitted prior to the second anniversary of the Closing Date, except in the event of a change of control of a Transaction Party. After the second anniversary, the Borrower can make voluntary repayments in minimum principal amounts of $2,500,000 together with interest, plus the premium described below. The Borrower must make mandatory prepayments in certain prescribed circumstances, including in the event of raising additional debt financing, a sale or transfer of assets other than in certain circumstances and in the event of other specified extraordinary receipts. In such events, the Borrower must prepay to the Lenders 100% of the net cash proceeds received. In the event of a prepayment on or prior to the second anniversary of the Closing Date, Borrower must also pay a prepayment premium of 20% of the loans due and payable on that date. If there is a prepayment after the second anniversary of the Closing Date, the Borrower must pay a prepayment premium commencing at 15% of the loans due and payable on the applicable date and reducing pro-rata on a monthly basis until the Maturity Date.

The Credit Agreement is secured by substantially all of the assets of the Borrower and UBI, including the stock in the Borrower held by UBI. UBI has guaranteed the performance by the Borrower of its obligations under the Credit Agreement. The security interests granted by the Borrower and UBI are evidenced by the Pledge and Security Agreement, the Specific Security Deed and the General Security Deed.

The Credit Agreement contains customary representations and warranties in favor of the Administrative Agent and the Lenders. The Credit Agreement also contains certain covenants, including among other things, covenants: (i) relating to the delivery of financial and other information and certificates, notices of defaults, litigation and other material events; payment of taxes and other obligations; maintenance of insurance; (ii) which limit or restrict the incurrence of liens; the making of investments; the incurrence of certain indebtedness; mergers, dispositions, liquidations, or consolidations and significant asset sales; restricted payments; transactions with affiliates other than on normal and arms-length terms; burdensome agreements; prepayment of other indebtedness; ownership of subsidiaries; and (iii) which require the Borrower to maintain unrestricted cash of not less than $2,000,000 in a specified bank account at any time.

The Credit Agreement also contains events of default, including among other things defaults relating to non-payment, breach of covenants or inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, material judgment defaults, regulatory defaults, the occurrence of a material adverse effect, or un-remedied material breach by the Borrower or UBI or termination of a key contract. The occurrence of an event of default could result in the amounts owing under the Credit Agreement, including all unpaid principal and interest being due and payable, and could result in the Administrative Agent enforcing its security over the assets of the Transaction Parties in accordance with the terms of the Credit Agreement, Pledge and Security Agreement, General Security Deed and Specific Security Deed.

Warrant Agreements

In connection with the Credit Agreement, UBI has granted the Lenders warrants entitling the holders to purchase an aggregate total of 4,500,000 shares of common stock in UBI at an exercise price of AUD$1.00 per share, exercisable at any time from the Closing Date and expiring 7 years from the Closing Date (“Warrants”). The Warrant Agreements set forth the terms of the Warrants. The Warrants are freely transferable. The holder of a Warrant has the option to pay the exercise price in cash or by making a cashless exercise. The Warrant Agreements contain provisions for calculating cash damages payable by UBI to the holder of the Warrants in the event that UBI fails to deliver freely tradable shares when required following exercise of the Warrants. The number of shares to be issued on exercise of the Warrants and/ or the exercise price of the Warrants will be adjusted in certain circumstances including bonus issues, pro-rata issues and reorganizations of share capital.

Third Amendment to the MSSA

The Third Amendment to the MSSA sets out the terms pursuant to which UBI, the Borrower and Cilag GmbH International (“Cilag”) agree that Cilag’s obligation to pay Quarterly Service Fees (as defined in the MSSA) survives termination of the MSSA for the bankruptcy of a party, in accordance with the terms of the provisions of the MSSA relating to Quarterly Service Fees.

The foregoing are only summaries of certain terms of agreements discussed herein. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which have been filed as an exhibit to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures set forth under Item 1.01 of this current report on Form 8-K relating to the Warrant Agreements are incorporated by reference herein. The Warrants were issued in private transactions made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering and the holders made certain representations to UBI in the Warrant Agreements, including without limitation, that the holders were “accredited investors” as defined in Rule 501 under the Act. Based on representations made by the holders of the Warrants, the Company believes that the offering satisfies all conditions of Rule 506(b). The Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated December 19, 2013 by and among Athyrium Opportunities Fund (A) LP as Administrative Agent and a Lender, Universal Biosensors Pty Ltd as borrower, Universal Biosensors, Inc. as a Guarantor, and the other Lenders and Guarantors as party thereto from time to time

10.2	Third Amendment to Amended and Restated Master Services and Supply Agreement by and among Universal Biosensors, Inc., Universal Biosensors Pty Ltd, and Cilag GmbH International

10.3	Common Stock Purchase Warrant by and among Athyrium Opportunities Fund (A) LP and Universal Biosensors, Inc.

10.4	Common Stock Purchase Warrant by and among Athyrium Opportunities Fund (B) LP and Universal Biosensors, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013

UNIVERSAL BIOSENSORS, INC.

By:	/s/ Paul Wright
	Name:	Paul Wright
	Title:	Principal Executive Officer